As filed with the Securities and Exchange Commission on July 30, 2003.

Registration No. 333 -103749

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
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MAINE & MARITIMES CORPORATION
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation or organization)	30-0155348 (I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769
(Address of principal executive office, including zip code)

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Maine & Maritimes Corporation
Stock Plan for Outside Directors
(Full title of the plan)

Larry E. LaPlante
Clerk
Maine & Maritimes Corporation
209 State Street
Presque Isle, Maine
(207) 768-5811
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott L. Sells, Esq.
General Counsel
Michael B. Peisner, Esq.
Curtis Thaxter Stevens Broder & Micoleau LLC
One Canal Plaza
Portland, Maine 04101
(207) 774-9000

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Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Maine & Maritimes Corporation, a Maine corporation, as successor issuer to Maine Public Service Company, a Maine corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share *	Proposed maximum aggregate offering price *	Amount of registration fee
Common Stock, $7.00 Par Value	20,000	$32.28	$645,600	$52.29

*Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h). Reflects the average of the high and low prices reported for July 28, 2003.

Effective June 30, 2003, pursuant to the Agreement and Plan of Merger among Maine Public Service Company ("MPS"), MPS Merger Co. and Maine & Maritimes Corporation ("Maine & Maritimes" or "Registrant"), the outstanding shares of Common Stock, $7.00 par value, of MPS ("MPS Common Stock") were exchanged automatically on a share-for-share basis for shares of Common Stock, $7.00 par value, of Maine & Maritimes ("Maine & Maritimes Common Stock"), and MPS became a subsidiary of Maine & Maritimes.

Accordingly, all stock offered under the Maine Public Service Company Stock Plan for Outside Directors will be shares of Maine & Maritimes Common Stock, rather than shares of MPS Common Stock.

Maine & Maritimes expressly adopts MPS's Registration Statement No. 333-32026 on Form S-8, as filed with the Securities and Exchange Commission on March 3, 2000 as Maine & Maritimes' own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents filed by MPS or Maine & Maritimes pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold, or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

(a) The Annual Report on Form 10-K of MPS for the fiscal year ended December 31, 2002, filed with the Commission on March 28, 2003, and the amendment thereto filed on April 18, 2003;

(b) Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;.

(c) All other reports filed by MPS or the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

(d) The description of the Maine & Maritimes Common Stock, $7.00 par value, contained in Maine & Maritimes' registration statement on Form S-4, as amended, which was declared effective on April 18, 2003 (File No. 333-103749).

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 202 of the new Maine Business Corporation Act, effective July 1, 2003 deems that the following is included in the articles of incorporation of all Maine corporations existing on such date, including Maine & Maritimes:

"D. A provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for an action taken or a failure to take an action as a director, except liability for:

(1) The amount of a financial benefit received by a director to which the director is not entitled;
(2) An intentional infliction of harm on the corporation or its shareholders;
(3) A violation of section 833; or
(4) An intentional violation of criminal law;"

Section 833 of the new Maine act makes directors personally liable for unlawful or excessive distributions authorized by them.

Section 14 of Article III of Maine & Maritimes' by-laws requires Maine & Maritimes to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of Maine & Maritimes, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of Maine & Maritimes as a director, officer, employee or agent of another entity. Under Maine & Maritimes' by-laws, a director or officer of Maine & Maritimes will be entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except those liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also will be entitled to have Maine & Maritimes make advances and reimbursement for expenses prior to final disposition of the proceeding to the maximum extent permitted by law, under which the board may require a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of Maine & Maritimes also will have the authority to extend to any person who is an employee or agent of Maine & Maritimes, or who is or was serving at the request of Maine & Maritimes as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations. Maine & Maritimes is also permitted to buy insurance on behalf of officers, directors, employees and agents against any liability, whether or not Maine & Maritimes would have the power to indemnify against such liability.

Maine & Maritimes has in effect liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers, as permitted by the By-Laws of Maine & Maritimes.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Presque Isle, Maine, on the 30 day of July, 2003.

MAINE & MARITIMES CORPORATION
By: /s/ KURT A. TORNQUIST
KURT A. TORNQUIST, Senior Vice President,Treasurer
and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt A. Tornquist, Larry E. LaPlante and Michael A.Thibodeau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ G. MELVIN HOVEY ___________________________________ G. MELVIN HOVEY	Chairman of the Board and Director	July 11, 2003
/s/ J. NICHOLAS BAYNE ___________________________________ J. NICHOLAS BAYNE	President and Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2003
/s/ LARRY E. LAPLANTE ____________________________________ LARRY E. LAPLANTE	Vice President , Controller, Clerk, Chief Accounting Officer, Asst. Secretary, Asst. Treasurer, (Principal Accounting Officer)	July 11, 2003
/s/ DAVID N. FELCH ___________________________________ DAVID N. FELCH	Director	July 11, 2003
/s/ ROBERT E. ANDERSON ___________________________________ ROBERT E. ANDERSON	Director	July 11, 2003
/s/ NATHAN L. GRASS ___________________________________ NATHAN L. GRASS	Director	July 11, 2003
/s/ D. JAMES DAIGLE ___________________________________ D. JAMES DAIGLE	Director	July 11, 2003
/s/ DEBORAH L. GALLANT ___________________________________ DEBORAH L. GALLANT	Director	July 11, 2003
/s/ LANCE A. SMITH ___________________________________ LANCE A. SMITH	Director	July 11, 2003
/s/ RICHARD G. DAIGLE ___________________________________ RICHARD G. DAIGLE	Director	July 11, 2003
/s/ MICHAEL W. CARON ___________________________________ MICHAEL W. CARON	Director	July 11, 2003

INDEX TO EXHIBITS

Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Commission and are incorporated herein by reference. (* indicates filed herewith)

Exhibit No.	Description
2.	Form of Agreement and Plan of Merger (Incorporated by reference to Appendix A to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-103749))
3.1	Form of Articles of Incorporation of Registrant (Incorporated by reference to Appendix B to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-103749))
3.2	Form of By-Laws of Registrant (Incorporated by reference to Appendix C to Registrant's Pre- Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-103749))
*4	Stock Plan for Outside Directors
*5	Opinion of Curtis Thaxter Stevens Broder & Micoleau LLC, including the consent of such counsel
*23.	Consent of PricewaterhouseCoopers LLP
*24	Powers of Attorney (contained in the signature page to this Registration Statement)

Exhibit 4

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

MAINE & MARITIMES CORPORATION
209 State Street
Presque Isle, Maine 04769
(207) 768-5811

STOCK PLAN FOR OUTSIDE DIRECTORS

PROSPECTUS

The date of this Prospectus is July 30, 2003

MAINE & MARITIMES CORPORATION
STOCK PLAN FOR OUTSIDE DIRECTORS

GENERAL

Maine & Maritimes Corporation (the "Company") has adopted a Stock Plan for Outside Directors ("the Plan"). Under the Plan, the Company issues common stock, par value $7.00 per share ("Common Stock") to its non-employee directors ("Directors" or "Outside Directors"). The purpose of the Plan is to align more closely the interests of Outside Directors with the interests of the Company's shareholders and to encourage Outside Directors to purchase and hold Common Stock of the Company. This Prospectus relates to Common Stock offered under the Plan.

The Plan is administered by the Board of Directors (the "Board"). The Board has the power to interpret the Plan and to establish rules and regulations for its administration in accordance with the terms of the Plan. The Board may, in its discretion, delegate any ministerial act in connection with the administration of the Plan to any member of the Board or to any employee of the Company.

The Plan is not qualified under Section 401 (a) of the Internal Revenue Code of 1986, as amended, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Statements contained in this Prospectus, or any future appendices hereto, as to the provisions of the Plan are intended to be summaries only, and in each case are qualified by reference to the Plan. Copies of the Plan are on file at the principal executive office of the Company and are available there for examination by any Director. The Company recommends that Outside Directors retain this Prospectus, and future appendices hereto, for future reference.

The Company's principal executive office is located at 209 State Street, Presque Isle, Maine 04769, and its telephone number is (207) 768-5811.

DESCRIPTION OF PLAN

Term of Plan

The Plan continues until terminated by the Board.

Eligibility

Each Outside Director participates in the Plan. Directors who are employed by the Company or any subsidiary are ineligible to participate in the Plan during the period of such employment.

Grants Under Plan

The Plan provides for quarterly grants of stock, as of the last day of each calendar quarter. As of any grant date, (and except as provided below), each Outside Director is entitled to shares of Common Stock having a value of $600 (including case in lieu of fractional shares). The per share value of the shares is determined as of the close of business on the grant date and is deemed equal to the latest available closing price of the Common Stock on or before the grant date. A Director will receive the Shares from the Company, without any payment by him or her of any portion of the purchase price, as part of his or her compensation for service on the Board. Shares are deemed earned and fully vested upon receipt.

A person who became an Outside Director after the first business day of the relevant quarter, or whose service as an Outside Director terminated (due to retirement, resignation, removal, employment by the Company, or otherwise) before the last business day of the quarter, will receive a reduced number of Shares, based on the number of calendar days in office as an Outside Director divided by the total number of calendar days in the quarter.

The Company will issue certificates for the granted shares to each relevant Director within 30 days after the grant date.

Transferability; Preclearance Policy

The provisions of the Plan do not themselves impose any restrictions on the resale of Common Stock received by a Director pursuant to the Plan. Moreover, the Company has filed a registration statement with the Securities and Exchange Commission for the purpose of permitting unrestricted sales of shares acquired under the Plan. Were this registration statement to be terminated, resale of shares acquired under the Plan may be subject to significant restrictions on transfer under applicable securities laws. Applicable state securities laws may impose additional restrictions on the sale or other transfer of Common Stock. Certificates for such Shares may bear an appropriate legend noting transfer restrictions, if any, under applicable securities laws.

Each Director of the Company is subject to "short-swing trading" restrictions under the Securities Exchange Act of 1934. These provisions, essentially, restrict his or her ability within any given six-month period to both buy and sell Company securities. Under current rules, the receipt of Shares is exempt from the six-month matching provisions, but resale of the Shares is generally not exempt. Also, all grants of Shares need to be reported by the Director to the Securities and Exchange Commission, on Form 4. Directors are also subject to other requirements under federal securities laws that may affect the ability to resell Shares, such as prohibitions against insider trading or requirements to file a Form 144 with the Commission.

As with other Company stock owned directly or indirectly by a Director (or family members residing in his or her home), transfer of these shares requires compliance with preclearance policies of the Company.

Amendment and Termination of Plan

The Board, without approval of the shareholders, may amend the Plan from time to time in such respects as the Board may deem advisable. Amendment or termination of the Plan by the Board will not adversely affect the rights of any Director regarding any previously granted Shares.

Federal Income Tax Consequences

A Director will be subject to income tax at the time of each grant of Shares. The amount subject to tax will be treated as ordinary income and will be subject to withholding requirements. The Company may, without limitation, offset other cash payments to the Director in order to satisfy the withholding requirements.

Information About the Company

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files annual and quarterly reports, proxy statements and other information and reports with the Securities and Exchange Commission. These filed documents are incorporated by reference into this Prospectus. The Company will furnish copies of any of such documents, without charge, to Directors upon written or oral request. Any such request should be directed to the Company as provided in the Appendix hereto.

Further information supplementing this Prospectus may be provided to Directors from time to time by means of appendices to the Prospectus.

Maine & Maritimes Corporation
209 State Street
Presque Isle, ME 04769

APPENDIX 1

This Appendix is part of the Prospectus dated July 30, 2003 (the "Prospectus") relating to the Stock Plan for Outside Directors of Maine & Maritimes Corporation (the "Company"). Except as otherwise defined herein, capitalized terms used in this Appendix have the same meanings as in the Prospectus.

From time to time, the Company may update the information contained in the Prospectus by distributing additional appendices thereto.

Administration

The Plan is administered by the Board of Directors.

Authorized Shares of Common Stock

The Plan does not contain any limit on the number of Shares authorized for issuance. A total of 20,000 Shares have been registered with the Securities and Exchange Commission on Form S-8 for issuance under the Plan.

Further Information

The Company will provide any Outside Director, upon written or oral request and without charge, a copy of its Annual Report to Shareholders for its last fiscal year and a copy (without exhibits, other than exhibits that the Prospectus specifically incorporates by reference) of any or all documents that the Prospectus incorporates by reference. Requests for such copies should be directed to Kurt A. Tornquist, Senior Vice President, Treasurer and Chief Financial Officer. Mr. Tornquist's address is Maine Public Service Company, 209 State Street, Presque Isle, Maine 04769. The telephone number is 207-768-5811. Outside Directors needing further information about the Plan or their interests under the Plan should similarly direct their requests to Mr. Tornquist.

MAINE & MARITIMES CORPORATION
STOCK PLAN FOR OUTSIDE DIRECTORS

1. PURPOSE. The purpose of this Plan is to align more closely the interests of the non-employee directors ("Outside Directors") of Maine & Maritimes Corporation ("Company") with the interests of the Company's shareholders. Under the Plan, each Outside Director is to receive a quarterly grant of Company stock, as part of his or her director compensation for the preceding quarter.

2. DEFINITIONS. As used in this Plan, the following capitalized words and phrases shall have meanings specified, unless the context clearly indicates that a different meaning is intended:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Company" shall mean Maine & Maritimes Corporation.

(c) "Director" or "Outside Director" shall mean a non-employee director of the Company.

(d) "Plan" shall mean the Maine & Maritimes Corporation Stock Plan for Outside Directors.

(e) "Share" shall mean a share of Common Stock of the Company.

(f) "Treasury Shares" shall mean shares of Common Stock that have previously been issued and subsequently reacquired by the Company, but which remain part of the authorized capital stock of the Company.

3. QUARTERLY GRANT OF SHARES. As of the last day of March, June, September and December of each year (each such date being a "grant date"), and without further action by the Board or the shareholders, each Outside Director shall receive a grant of Shares having a value of six hundred dollars ($600), as determined below, rounded down to the nearest whole number of Shares, plus cash in lieu of any fractional shares. Provided, however, that a person who became an Outside Director after the first business day of the relevant quarter, or whose service as an Outside Director terminated (due to retirement, resignation, removal, employment by the Company, or otherwise) before the last business day of the quarter, shall receive a reduced number of Shares, based on the number of calendar days in office as an Outside Director divided by the total number of calendar days in the quarter. The Company shall issue certificates for the granted Shares to each relevant Director within 30 days after the grant date.

4. DETERMINATION OF VALUE OF SHARES. For purposes of the Plan, the per share value of the Shares shall be determined as of the close of business on the grant date and shall be deemed equal to the closing price of the Common Stock on that date, as last reported on the American Stock Exchange or such other national securities exchange on which the Common Stock is then principally listed or admitted to trading.

(If the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported on Nasdaq or such other system then in use; or, if no bids for the Common Stock are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected by the Board.)

5. VESTING AND TRANSFER OF SHARES. Shares shall be deemed earned and fully vested upon receipt. Certificates for Shares may bear an appropriate legend noting transfer restrictions, if any, under applicable securities laws. Transfer of the Shares may require compliance with preclearance policies of the Company, or other applicable procedures regarding transfer.

6. USE OF TREASURE SHARES. The Shares issued under the Plan shall consist of Treasury Shares, if and to the extent available, and otherwise shall consist of stock other than Treasure Shares.

7. TAX WITHHOLDINGS. The receipt of Shares will constitute income to the Director under applicable income tax laws. The Company may, without limitation, offset other cash payments to the Director in order to satisfy applicable withholding requirements in respect of each grant of Shares.

8. CONTINUED SERVICE AS A DIRECTOR. Neither the Plan nor any grant of Shares shall limit or otherwise affect the right of the Board or the shareholders to terminate the service of a Director.

9. INTERPRETATION, AMENDMENT, AND TERMINATION. The Board shall have authority to interpret the Plan, and all such interpretations shall be binding on the Company, the Directors, and the shareholders. The Board shall have authority to amend the Plan or terminate the Plan at any time. Except as the Board may otherwise determine, the Plan shall terminate upon consummation of any merger in which the Company is not the surviving corporation or upon consummation of a sale of all assets of the Company.

10. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maine.

Exhibit 5

Portland, Maine
July 25, 2003

Maine & Maritimes Corporation
P.O. Box 789
Presque Isle, ME 04769

RE: Stock Plan for Outside Directors
Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") of Maine & Maritimes Corporation, a Maine corporation (the "Company"), relating to the registration of 20,000 shares (the "Shares") of the Company's Common Stock, par value $7.00 per share, proposed to be issued by the Company in connection with the Company's Stock Plan for Outside Directors (the "Plan"). It is our understanding that the Registration Statement is to be filed with the Securities and Exchange Commission on or about July 25, 2003.

In rendering the opinions expressed below, we have examined and relied on the following documents: (1) the Registration Statement; (2) the Plan; (3) the Articles of Incorporation and By-laws of the Company; (4) the Agreement and Plan of Merger among the Company, Maine Public Service Company and MPS Merger Co.; and (5) the records of meetings and consents of the Board of Directors and Shareholders of the Company provided to us by the Company.

In addition, we have examined and relied on the originals, or photostatic or certified copies, of such records documents, instruments and certificates of the Company and public officials, and we have made such investigations of law, as we have deemed relevant as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

We are qualified to practice law in the State of Maine and do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Maine and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.

2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefore in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of those persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Curtis Thaxter Stevens Broder
& Micoleau LLC

CURTIS THAXTER STEVENS BRODER
& MICOLEAU LLC

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into Post- Effective Amendment No. 1 to the Registration Statement of Maine & Maritimes Corporation on Form S 8 (Reg. No. 333-103749) of our report dated February 14, 2003 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10K of Maine Public Service Company for the year ended December 31, 2002.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
July 25, 2003